Exhibit 23.1


                        [Letterhead of BDO Seidman, LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Iconix Brand Group Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 18, 2005, relating to the consolidated financial statements and schedule of Iconix Brand Group, Inc. (formerly, Candie's, Inc.) appearing in the Company's Annual Report on Form 10-K for the period ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
New York, New York
September 19, 2005